Exhibit 99.2

Kulicke & Soffa Industries Inc.
1005 Virginia Drive
Fort Washington, PA 19034 USA
215-784-6000 phone
215-659-7588 fax
www.kns.com

Kulicke & Soffa Closes Acquisition of Orthodyne Electronics

Fort Washington, PA – October 6, 2008 – Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“K&S” or the “Company”) today announced that the Company has completed the previously announced acquisition of Orthodyne Electronics Corporation (“Orthodyne”), the leading supplier of wedge bonders and wedges for the power management and hybrid module markets. The purchase price was 7.1 million shares of K&S common stock, plus $80 million in cash. The deal includes possible earn-out consideration of up to an additional $40 million in cash, if certain significant objectives related to gross profit are met by Orthodyne over the next three years.

“We are very pleased to complete the acquisition of Orthodyne’s business, a transaction that is in line with our long-term strategy to cement our position as a leading supplier in the semiconductor assembly space,” said Scott Kulicke, Chairman and Chief Executive Officer of K&S. “Under the strong leadership of its entire management team, Orthodyne has established itself as a fast growing, profitable market leader, particularly in the attractive power management and hybrid module markets. We welcome the management team and the 280 employees of Orthodyne to K&S. We are confident that their contributions will further position K&S to build on our already considerable strengths in equipment manufacturing.”

Mr. Kulicke continued, “We now possess a core competency across a full suite of interconnect technologies for a variety of semiconductor packaging applications. Furthermore, we can deliver even greater value to a broader base of customers and a larger Total Available Market for back-end assembly equipment. We believe this positioning provides the company more growth opportunities in traditional and emerging technologies regardless of the timing of the industry’s cycle.”

Added Maurice Carson, Chief Financial Officer of K&S, “This acquisition demonstrates our commitment to finding and driving profitable growth. We expect Orthodyne’s business will provide meaningful improvement to our operating margins and contribute to our growth strategy. Orthodyne has delivered double-digit compound annual revenue growth over the last five years and the power management and hybrid module markets are projected to grow at attractive levels. We believe this acquisition, combined with our other recent actions, will deliver value to our shareholders in both the short- and long- term.”

The Company will issue pro forma financial details for the Orthodyne and Heraeus transactions in an SEC filing in the coming weeks.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor assembly equipment. As one of the pioneers of the industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding die bonding and wedge bonding equipment, and a broader range of expendable tools to its core wire bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor devices. (www.kns.com)

Caution Concerning Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to potential financial impact of the Orthodyne transaction, including the impact of the Orthodyne transaction on our gross profits and operating margins, the growth rates of the power management market, the growth of the acquired business generally, our future growth opportunities, revenue, revenue growth, sales, profitability, profitable growth, financial results, and product development. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk of failure to successfully manage our operations; inability to successfully manage or integrate the acquired business; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the volatility in the demand for semiconductors and our products and services; the risk that we may not be able to develop and manufacture new products and product enhancements on a timely and cost effective basis; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2007 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contacts:

Geoff Grande, CFA

FD Ashton Partners

P: (617) 747 1721

F: (617) 747 1711

geoff.grande@fdashtonpartners.com

Tom Johnson

Director – Investor Relations & Corporate Communications

Kulicke & Soffa

P: (215) 784 6411

F: (215) 784 6167

tjohnson@kns.com